UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

CINGULATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 W. 47th Place Kansas City, KS 66205
(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 28, 2024, Cingulate, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of certain of its existing warrants to purchase up to an aggregate of 3,187,500 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issued to the Holders on February 6, 2024 (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash its Existing Warrants at a reduced exercise price of $0.585 per share in consideration for the Company’s agreement to issue in a private placement (i) new series C common stock purchase warrants (the “New Series C Warrants”) to purchase an aggregate of 4,250,000 shares of Common Stock (the “New Series C Warrant Shares”) and (ii) new series D common stock purchase warrants (the “New Series D Warrants” and together with the New Series C Warrants, the “New Warrants”) to purchase an aggregate of 2,125,000 shares of Common Stock (the “New Series D Warrant Shares” and together with the New Series C Warrant Shares, the (“New Warrant Shares”), as described below.

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about July 1, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $1.86 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for continued research and development and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds received from the Holders’ exercise of its Existing Warrants pursuant to that certain engagement letter, by and between the Company and the Placement Agent, dated as of December 27, 2023 (as amended, the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of: (i) $50,000 for fees and expenses of the Placement Agent’s counsel, (ii) $35,000 for its non-accountable expenses and (iii) and $15,950 for its clearing costs. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 255,000 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the New Series C Warrants, except that the Placement Agent Warrants will have an exercise price equal to $0.7313.

The issuance of the shares of Common Stock underlying the Existing Warrants has been registered pursuant to an existing post-effective registration statement on Form S-1 (File No. 333-276502), declared effective by the Securities and Exchange Commission (the “SEC”) April 2, 2024.

The Company has agreed to file a registration statement on Form S-3 providing for the resale of the New Warrant Shares (the “Resale Registration Statement”), as soon as reasonable practicable after the Closing Date (and in any event within 30 calendar days of the date of the Inducement Letter), and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days following the date of the Inducement Letter (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC) and to keep the Resale Registration Statement effective at all times until the Holders no longer own any New Warrants or New Warrant Shares.

Pursuant to the Inducement Letter, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until twenty (20) days after the Closing Date. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to certain exceptions).

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $0.585 per share. The New Series C Warrants will be exercisable on or after the date of the Stockholder Approval (as defined below) until the five (5) year anniversary of the initial exercise date. The New Series D Warrants will be exercisable on or after the date of the Stockholder Approval until the two (2) year anniversary of the initial exercise date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Stockholder Approval

Pursuant to Nasdaq Listing Rule 5635(d), the exercise of the New Warrants is subject to stockholder approval (the “Stockholder Approval”). The Company agreed to convene a stockholders’ meeting on or before 90 days following the Closing Date, to obtain such approval.

Exercisability

Subject to the receipt of the Stockholder Approval, the New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter, the New Warrant and the Placement Agent Warrant are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Inducement Letter, the New Warrants and the Placement Agent Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company issued a press release on June 28, 2024 announcing the entering into of the Inducement Letter which press release is attached as Exhibit 99.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The New Warrants, Placement Agent Warrants, New Warrant Shares and Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

On June 10, 2024, the Company issued 139,821 shares of Common Stock to a consultant at a value of $0.704 per share. Such issuance was exempt from registration under Section 4(a)(2) under the Securities Act.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant.
4.2	Form of Placement Agent Warrant.
10.1	Form of Inducement Letter.
99.1	Press Release of the Company, dated June 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024	CINGULATE, INC.

	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer